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                                                             Exhibit 21
(21) SUBSIDIARIES OF REGISTRANT

     Magnavision Corporation, a Delaware corporation

         Subsidiaries

              Magnavision, a New Jersey Corporation

         Wholly owned subsidiaries:

              University Connection, Inc., a New Jersey Corporation

              Accu-Trek, Inc., a New Jersey Corporation

              Magnavision Laboratories, Inc., a Delaware Corporation

              Magnavision Private Cable, Inc., a Delaware Corporation

              Magnavision Wireless Cable, Inc., a Delaware Corporation